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                                                                     EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


To the Board of Directors
Viad Corp
Phoenix, Arizona

We consent to the incorporation by reference in Registration Statement Nos. 33-54465 and 33-55360 on Form S-3 and Nos. 33-41870, 333-63397, 33-56531,
333-63399 and 333-35231 on Form S-8 of Viad Corp, of our report dated February 19, 1999, except for Note D regarding the completion of the sale of the airline catering business, as to which the date is August 23, 1999, appearing in this Form 8-K of Viad Corp for the year ended December 31, 1998.

By: /s/ Deloitte & Touche LLP
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Deloitte & Touche LLP
Phoenix, Arizona
August 23, 1999